RCM TECHNOLOGIES, INC.
2007 OMNIBUS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT

This STOCK OPTION GRANT, dated as of July 8, 2009 (the “Date of Grant”), is delivered by RCM Technologies, Inc. (“RCM”) to Michael Saks (the “Grantee”).

RECITALS

The RCM Technologies, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of RCM. The Compensation Committee (the “Committee”) of the Board of Directors of RCM (the “Board”) has decided to make this nonqualified stock option grant as an inducement for the Grantee to promote the best interests of RCM and its stockholders. If the Grantee is a non-employee member of the Board, all references in this Agreement to the “Committee” shall be deemed to refer to the Board. A copy of the Plan is attached.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.

Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, RCM hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase 15,000 shares of common stock of RCM (“Shares”) at an exercise price of $1.73 per Share. The Option shall become exercisable according to Paragraph 2 below.

2.

Exercisability of Option. Provided the Grantee has been continuously employed by the Company for a minimum period of three (3) years since the date of this agreement, the Option may be exercised at any time, and from time to time, in whole or in part, subject to Condition to Exercise of Option specified in Section 4(d) herein, until the termination thereof as provided in Section 3 below; provided, however, that the administrators of the Plan, the Compensation Committee (the "Committee"), may limit the number of Shares with respect to which he may exercise the Option in any one year. Notwithstanding the foregoing, the Committee may, at its sole discretion, (a) accelerate the exercisability of the Option (subject to any other applicable provisions of the Plan or this agreement), with respect to 50% of the Shares subject thereto, after the first anniversary of the date of this agreement if the Committee determines that for the 2009 operational year the Grantee has been successful in carrying-out his responsibilities and duties, taking into account all relevant facts and circumstances, and has achieved operating results for such fiscal year that is equal to or greater than the forecasted budget and performance objectives for such fiscal year, and (b) accelerate the exercisability of the Option (subject to any other applicable provisions of the Plan or this agreement), with respect to 50% of the Shares subject thereto, after the second anniversary of the date of this agreement if the Committee determines that for the 2010 operational year the Grantee has been successful in carrying-out his responsibilities and duties, taking into account all relevant facts and circumstances, and has achieved operating results for such fiscal year that is equal to or greater than the forecasted budget and performance objectives for such fiscal year. Any determination by the Committee to accelerate the exercisability of a portion of the Option as a result of performance for a fiscal year may be made independently of any such decision made for any other fiscal year or for any other participant in the Plan. In no event shall the Compensation Committee be obligated to accelerate vesting per Sections 2(a) and 2(b) of this Agreement.

3.	Term of Option.

(a)     The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)     The Option shall automatically terminate upon the happening of the first of the following events:

(i)     The expiration of the 90-day period after the Grantee ceases to be employed by, or provide service to, the Company, if the termination is for any reason other than Disability (as defined below), death or Cause (as defined below).

(ii)	The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Company on account of the Grantee’s Disability.

(iii)	The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Company, if the Grantee dies while employed by, or providing service to, the Company or within 90 days after the Grantee ceases to be so employed or provide such services on account of a termination described in subparagraph (i) above.

(iv)	The date on which the Grantee ceases to be employed by, or provide service to, the Company for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Company shall immediately terminate.

        (c)     Definitions.

(i)     “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended, within the meaning of the Company’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Committee.

(ii)     “Cause” shall mean, except to the extent otherwise specified by the Committee, a finding by the Committee that the Grantee (i) has materially breached his or her employment or service contract with the Company, which breach has not been remedied by the Grantee after written notice has been provided to the Grantee of such breach, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) has breached any written non-competition or non-solicitation agreement between the Grantee and the Company or (v) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

4.	Exercise Procedures.

(a)     Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving RCM written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and the method of payment. Payment of the exercise price shall be made in accordance with procedures established by the Committee from time to time based on type of payment being made but, in any event, prior to issuance of the Shares. The Grantee shall pay the exercise price (i) in cash or by certified or cashier’s check, (ii) with the approval of the Committee, by delivering Shares of RCM, which shall be valued at their Fair Market Value (as defined in the Plan) on the date of delivery, or by attestation (on a form prescribed by the Committee) to ownership of Shares having a Fair Market Value on the date of exercise equal to the exercise price, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of RCM to exercise the Option.

(b)     The obligation of RCM to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as RCM counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(c)     All obligations of RCM under this Agreement shall be subject to the rights of RCM as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Committee may permit the Grantee to satisfy such tax withholding obligation with respect to such excess amount by providing that the Grantee may elect to deliver to RCM Shares owned by the Grantee that have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to RCM.

        (d)     Condition to Exercise of Option.

(i)     As a condition precedent to the exercise of the Option and issuance of Shares, the Company shall be satisfied that registration of such Shares is not required under the Securities Act of 1933 or any other applicable securities law including that all of the requirements to establish an exemption from any such registration requirements have been met. The Company shall not be required to register the Option or the Shares under the Securities Act of 1933 (the "Act") or any other securities law.

5.

Change in Control. The provisions of the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Option, and, in the event of a Change in Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

6.	Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7.	Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of RCM and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.	No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9.	No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10.	Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, RCM may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of RCM hereunder shall extend to any successors or assigns of RCM and to RCM’s parents, subsidiaries, and affiliates. This Agreement may be assigned by RCM without the Grantee’s consent.

11.	Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflicts of laws provisions thereof.

12.	Notice. Any notice to RCM provided for in this instrument shall be addressed to RCM in care of the Chief Financial Officer at the corporate headquarters of RCM, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

     IN WITNESS WHEREOF, RCM has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

WITNESS                                          RCM TECHNOLOGIES, INC.

By:                                                       By: /s/ Leon Kopyt

                                                                  Leon Kopyt

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee:                                                Date:

               Michael Saks